Exhibit 10.2

FIFTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of November 24, 2025 (the “Fifth Amendment Effective Date”) among:

KIRKLAND’S STORES, INC., a Tennessee corporation (the “Lead Borrower”);

The other Borrowers party thereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

The Guarantors party hereto;

the Lenders party hereto; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent, among others, have entered into a certain Third Amended and Restated Credit Agreement dated as of March 31, 2023 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of January 25, 2024, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 21, 2024, that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of May 7, 2025, that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of September 15, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Loan Parties, the Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Existing Credit Agreement, as more particularly set forth herein (the Existing Credit Agreement, as amended by this Amendment and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.

Representations and Warranties. Each of the Loan Parties hereby represents and warrants that as of the date hereof, (a) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (b) all representations and warranties contained in the Credit Agreement and in any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

3.

Ratification and Reaffirmation of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the L/C Issuer, and the Agent, as applicable, the Revolving Loans, the Swing Line Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the L/C Issuer and the Agent, as applicable, under the Credit Agreement, as amended hereby, and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect.

4.	Amendments to Credit Agreement. Agent and the Loan Parties hereby agree that from and after the Fifth Amendment Effective Date:

a.	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Fifth Amendment” means the Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among, the Loan Parties, the Lenders party thereto, and the Agent.

“Fifth Amendment Effective Date” means November 24, 2025.

b.

Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Accelerated Borrowing Base Delivery Event”, “EBITDA Test” and “Required Availability Amount” appearing therein.

c.	Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating clause (b) of the definition of “Borrowing Base” appearing therein in its entirety as set forth below:

“(b) the product of (i) 85% multiplied by (ii) the Appraised Value of Eligible Inventory of the Loan Parties, net of Inventory Reserves, multiplied by (iii) the Cost of Eligible Inventory of the Loan Parties;”

d.	Section 6.02 of the Existing Credit Agreement is hereby amended by amending and restating clause (b) appearing therein in its entirety as set forth below:

“(b) on the Thursday of each week (or, if Thursday is not a Business Day, on the next succeeding Business Day), (i) a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the immediately preceding Saturday, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower, and (ii) an accounts payable report as of the close of business on the immediately preceding Saturday, in each case, accompanied by such supporting detail, documentation and information as the Agent shall reasonably request;”

e.	Section 6.02 of the Existing Credit Agreement is hereby amended by amending and restating clause (m) appearing therein in its entirety as set forth below:

“(m) commencing with the Fifth Amendment Effective Date and on a weekly basis, by not later than 5:00 pm (ET) on Thursday of each week (or, if Thursday is not a Business Day, on the next succeeding Business Day), a 13-week cash flow forecast (the “Cash Flow Forecast”) in form and substance reasonably satisfactory to the Agent, reflecting the Loan Parties’ (i) good faith projections of all weekly cash receipts and disbursements on a line item basis in connection with the operation of their businesses for the following 13-week period, and (ii) calculations of the Borrowing Base, Inventory receipts and Availability for each week of such 13-week period.”

f.	Section 6.10 of the Existing Credit Agreement is hereby amended by amending and restating clause (c) appearing therein in its entirety as set forth below:

“(c) Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including appraisers) retained by the Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. The Loan Parties shall pay the reasonable fees and expenses of the Agent and such professionals with respect to (i) from and after the Fifth Amendment Effective Date, monthly desktop appraisals, and (ii) up to two (2) appraisals in any twelve month period. Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.”

g.

Section 7.15 of the Existing Credit Agreement is hereby amended by deleting the text “Permit Availability, at any time, to be less than the Required Availability Amount” appearing therein and inserting the text “Permit Availability, at any time, to be less than the greater of (x) 10% of the Loan Cap and (y) $8,000,000” in lieu thereof.

5.

Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent, unless otherwise waived in writing by the Agent:

a.	This Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders. The Agent shall have received a fully executed original or pdf copy hereof.

b.	The Agent shall have received an amendment to the Term Loan Intercreditor Agreement, in form and substance satisfactory to the Agent.

c.	The Agent shall have received a Cash Flow Forecast in form and substance reasonably satisfactory to the Agent.

d.	The Loan Parties shall have received proceeds of Term Loans (under and as defined in the Term Loan Credit Agreement) in an amount not less than $10,000,000.

e.	The Agent shall have received a Borrowing Base Certificate, dated as of the Fifth Amendment Effective Date.

f.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

g.	There shall not have occurred since September 15, 2025, any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

h.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

6.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

7.

Expenses. The Borrowers shall reimburse the Agent for all reasonable out-of-pocket costs and expenses of the Agent, including, reasonable attorneys’ fees pursuant to Section 10.04 of the Credit Agreement.

8.

Multiple Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

9.

Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.

Release by the Loan Parties. Each Loan Party for and on behalf of itself and its legal representatives, successors and assigns, fully, unconditionally, and irrevocably waives, releases, relinquishes and forever discharges the Agent, the Lenders and each of their parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns, (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, liabilities, losses, costs, expenses, demands, judgments, damages (including compensatory and punitive damages), levies and executions of whatsoever kind, nature and/or description arising on or before the Fifth Amendment Effective Date, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, joint or several, fixed or contingent, direct or indirect, contractual or tortious, which the Loan Parties, or their legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, that relate to the Loan Documents, the administration of any Loan Documents, the negotiations relating to this Amendment and the other Loan Documents executed in connection herewith and any other instruments and agreements executed by the Loan Parties in connection therewith or herewith, arising on or before the Fifth Amendment Effective Date.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWERS:

KIRKLAND’S STORES, INC., as Lead Borrower and as a Borrower

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

KIRKLAND’S TEXAS, LLC, as a Borrower

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Fifth Amendment to Third Amended and Restated Credit Agreement]

GUARANTORS:

THE BRAND HOUSE COLLECTIVE, INC., as Parent and as a Guarantor

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

KIRKLAND’S DC, INC., as a Guarantor

By:	/s/ Andrea K. Courtois
Name:	Andrea K. Courtois
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Fifth Amendment to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent and as a Lender

By:	/s/ Matthew Potter
Name:	Matthew Potter
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Third Amended and Restated Credit Agreement]